Exhibit 99.1

ARGAN, INC.

RESULTS OF VOTING

2023 ANNUAL MEETING OF THE STOCKHOLDERS OF ARGAN, INC.

June 20, 2023

(1)	The election of the following ten (10) directors to the Board of Directors of the Company, each to serve until the 2024 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

The results of the voting were as follows:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Rainer H. Bosselmann	10,901,673	246,340	1,183,590
Cynthia A. Flanders	10,777,541	370,472	1,183,590
Peter W. Getsinger	11,035,562	112,451	1,183,590
William F. Griffin, Jr.	10,975,207	172,806	1,183,590
John R. Jeffrey, Jr.	11,035,470	112,543	1,183,590
Mano S. Koilpillai	11,037,562	110,451	1,183,590
William F. Leimkuhler	10,781,163	366,850	1,183,590
W.G. Champion Mitchell	9,883,362	1,264,651	1,183,590
James W. Quinn	10,745,680	402,333	1,183,590
David H. Watson	11,057,204	90,809	1,183,590
(2)	The approval of the allocation of 500,000 shares of the Company’s common stock reserved for issuance under the 2020 Stock Plan.

The result of the voting was as follows:

For	Against	Abstain	Broker Non-Votes
10,112,748	881,531	153,734	1,183,590
(3)	The nonbinding advisory approval of the Company’s executive compensation (the “say-on-pay” vote).

The result of the voting was as follows:

For	Against	Abstain	Broker Non-Votes
8,244,475	2,544,287	359,251	1,183,590
(4)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2024.

The result of the voting was as follows:

For	Against	Abstain
12,287,839	41,535	2,229